UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 17, 2008 (April 16, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2727 East Imperial Highway
Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 8.01 Other Events.
     As previously announced, on April 14, 2008, NYSE Regulation Inc. (“NYSE Regulation”) delivered written notice to Fremont General Corporation (“Fremont General” or the “Company”), and issued a press release on the same date, that trading in the Company’s common stock (“Common Stock”) will be suspended prior to the opening on Thursday, April 17, 2008. NYSE Regulation also notified the Company that it will also suspend trading in the 9% Trust Originated Preferred Securities (“Trust Preferred Securities”) of Fremont General Financing I.
     As anticipated in the Company’s April 15, 2008 press release, effective as of the suspension of trading on April 17, 2008, the Company’s Common Stock and the Trust Preferred Securities will be eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the-counter. The Company was advised by Financial Industry Regulatory Authority (“FINRA”) that the trading symbols for the Company’s Common Stock and the Trust Preferred Securities on the Pink Sheets will be “FMNT” and “FMNTP,” respectively. Information about the Pink Sheets can be found at www.pinksheets.com.
     On April 16, 2008, the Company received written notice from The Bank of New York (“Trustee”), trustee for the Series B 7.875% Senior Notes due March 2009 (“Senior Notes”), that the holder of more than 75% of the Senior Notes (“Majority Holder”) has agreed to forbear the acceleration of the obligations owed under Senior Notes and the Indenture dated March 1, 1999 (as supplemented or otherwise modified, the “Indenture”) by and between the Trustee and the Company, while the Majority Holder explores options with the Company for a restructure of the Senior Note obligations. Thus, the Majority Holder also directed the Trustee not to accelerate the obligations owed under the Senior Notes at this time. This forbearance may be terminated by the Trustee or the Majority Holder at any time, and the Trustee and the Majority Holder have reserved all rights and remedies available to them under the Indenture, the Senior Notes and at law.
     This forbearance arises out of the Company not paying the Senior Note semi-annual interest payment of approximately $6.6 million, which was payable on March 17, 2008. Under the terms of the Indenture, the failure to pay the semi-annual interest payment within 30 days of the date such payment was originally due (i.e., by April 16, 2008), constitutes an event of default and entitles either the holders of 25% or more of the Senior Notes to exercise certain enforcement rights and remedies available under the Indenture, including, without limitation, the right to declare the principal of, and the accrued interest on, all Senior Notes to be immediately due and payable.
     The Company does not have plans to make this semi-annual interest payment at this time and there is no assurance that the Company will be able to make this payment in the future.
     A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Press Release issued by the Company, dated April 16, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION

Date: April 17, 2008

	By:	/s/ Richard A. Sanchez

		Name:	Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer